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                                  EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT
                       SAKS INCORPORATED AND SUBSIDIARIES


      Name of Subsidiary                                State of Organization
      ------------------                                ---------------------

Carson Pirie Holdings, Inc.                                   Delaware
Carson Pirie Scott Insurance Services, Inc.                   Delaware
CPS Acquisition Corp.                                         Delaware
Herberger's Department Stores, LLC                            Minnesota
McRae's, Inc.                                                 Mississippi
McRae's of Alabama, Inc.                                      Alabama
McRae's Stores Partnership, G.P.                              Mississippi
McRae's Stores Services, Inc.                                 Illinois
National Bank of the Great Lakes                              United States
P.A. Bergner & Co.                                            Illinois
Parisian, Inc.                                                Alabama
Proffitt's Credit Corporation                                 Nevada
Saks & Company                                                New York
Saks Distribution Centers, Inc.                               Illinois
Saks Fifth Avenue - Louisiana, Inc.                           Delaware
Saks Fifth Avenue - Stamford, Inc.                            Connecticut
Saks Fifth Avenue, Atlanta, Inc.                              Georgia
Saks Fifth Avenue Distribution Company                        Delaware
Saks Fifth Avenue, Inc.                                       Massachusetts
Saks Fifth Avenue of Missouri, Inc.                           Missouri
Saks Fifth Avenue of Ohio, Inc.                               Delaware
Saks Fifth Avenue of Texas, Inc.                              Delaware
Saks Holdings, Inc.                                           Delaware
Saks Shipping Company, Inc.                                   Illinois
Saks Specialty Stores, Inc.                                   Delaware
Saks Stores Partnership L.P.                                  Tennessee
Saks Wholesalers, Inc.                                        Alabama
S.F.A. Data Processing, Inc.                                  Delaware
SFA Folio Collections, Inc.                                   New York
SFA Real Estate Company                                       Delaware